UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2015

Empowered Products, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54661	27-0579647
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

3367 West Oquendo Road, Las Vegas, Nevada 89118

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code 800-929-0407

________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01          Entry into a Material Definitive Agreement.

On March 31, 2015, Empowered Products, Inc. (the “Company”) entered into a Shareholder Loan Agreement (the “Agreement”) with Scott Fraser (the “Lender”), who holds a majority of the Company’s issued and outstanding common stock and is the Company’s President and Chief Executive Officer. Under the terms of the Agreement, the Lender agreed to provide the Company with a $250,000 loan, which bears interest at a rate of 2.35 percent per annum, calculated yearly. The loan will be repaid in five consecutive yearly installments of principal and interest beginning on the first anniversary of the Agreement. The Company may prepay the outstanding balance without penalty at any time while not in default. The loan may be accelerated if the Company is in default of the Agreement, including where the Company fails to make a payment or perform any of its obligations, any representation made in connection with the Agreement is materially incorrect or misleading, or if the Company is dissolved, has a petition for bankruptcy filed against it, any of its material assets are attached, or if any event analogous to the preceding events occurs. The loan is secured by the accounts receivable and inventory of the Company.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 on this Form 8-K is hereby incorporated by reference.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Shareholder Loan Agreement dated March 31, 2015 entered into by and between Scott Fraser and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Empowered Products, Inc.
Date: April 2, 2015
By: /s/ Scott Fraser
Name: Scott Fraser
Title: President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description
10.1	Shareholder Loan Agreement dated March 31, 2015 entered into by and between Scott Fraser and the Company

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